Exhibit 99.1

Planet Fitness, Inc. Announces Third Quarter 2015 Results

Third Quarter Total Revenue Increased 8.4% to $68.8 Million

System-Wide Same Store Sales Increased 6.9%

Company Raises Fiscal 2015 Outlook

Newington, NH, November 12, 2015 – Planet Fitness Inc. (NYSE:PLNT) today reported financial results for its third quarter ended September 30, 2015.

Third Quarter Fiscal 2015 Highlights

•	Total revenue increased from the prior year period by 8.4% to $68.8 million.
•	System-wide same store sales increased 6.9%.
•	Net loss was $3.9 million compared to net income of $8.1 million in the prior year period.
•	Pro forma adjusted net income(1) increased 6.6% to $10.3 million, or $0.10 per diluted share, compared to $9.7 million, or $0.10 per diluted share in the prior year period.
•	Adjusted EBITDA(1) increased 11.8% to $26.5 million from $23.7 million in the prior year period.
•	26 new Planet Fitness stores were opened system-wide during the period.

1) Pro forma adjusted net income and adjusted EBITDA are non-GAAP measures. For reconciliations of adjusted EBITDA and pro forma adjusted net income to GAAP net income see “Non-GAAP Financial Measures” accompanying this release.

Christopher Rondeau, Chief Executive Officer, commented, “We are very pleased with our third quarter results.  Our performance was driven by the continued execution of our strategy: expansion of the Planet Fitness store base coupled with system-wide same store sales growth. Our unique fitness offering and powerful national advertising strategy continue to resonate with a broad consumer audience. Looking ahead, we see a long runway for growth. With our three operating segments – Franchise, Corporate Stores and Equipment – we are well positioned to generate strong top-line gains, margin expansion and significant free cash flow over the long-term.”

Operating Results for the Third Quarter Ended September 30, 2015

For the third quarter 2015, total revenue increased $5.4 million or 8.4% to $68.8 million from $63.5 million in the prior year period. By segment:

•	Franchise segment revenue, which includes commission income, increased $4.0 million or 25.4% to $19.8 million from $15.8 million in the prior year period;
•	Corporate-owned stores segment revenue increased $2.5 million or 10.8% to $25.2 million from $22.7 million in the prior year period; and,
•

Equipment segment revenue decreased $1.1 million or 4.5% to $23.9 million from $25.0 million.  The decrease was driven by expected changes in the timing of replacement equipment sales and new store equipment sales.

System-wide same store sales increased 6.9%. By segment, franchisee-owned same store sales increased 7.3% and corporate-owned same store sales increased 1.7%.

Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 11.8% to $26.5 million from $23.7 million in the prior year period. EBITDA by segment:

•	Franchise segment EBITDA increased $3.6 million or 30.4% to $15.5 million;
•

Corporate-owned stores segment EBITDA decreased $0.2 million or 1.7% to $9.3 million driven primarily by changes in foreign currency exchange rates and lower profit contributions from the 4 corporate-owned stores opened during the last 12-months as they ramp to mature operating margins; and,

•	Equipment segment EBITDA decreased $0.8 million or 14.1% to $4.9 million driven by the combination of planned lower equipment sales, lower pricing, and a slight decrease in volume rebates.

For the third quarter of fiscal 2015, net loss was $3.9 million compared to net income of $8.1 million in the prior year period. Pro forma adjusted net income (see “Non-GAAP Financial Measures”) increased 6.6% to $10.3 million, or $0.10 per diluted share, from $9.7 million, or $0.10 per diluted share, in the prior year period. Pro forma adjusted net income has been adjusted to exclude costs associated with the initial public offering of $8.3 million, reflect a normalized federal income tax rate of 40.3% as if we were a public company for all of the third quarter and excludes other non-recurring costs.

During the third quarter of 2015, we opened 26 new Planet Fitness franchise stores, bringing the system-wide total stores to 1,040 at September 30, 2015.

Operating Results for the Nine Months Ended September 30, 2015

For the nine months ended September 30, 2015, total revenue increased $40.9 million or 22.3% to $224.7 million from $183.8 million in the prior year period. By segment:

•	Franchise segment revenue, which includes commission income, increased $12.7 million or 25.1% to $63.4 million from $50.7 million in the prior year period;
•	Corporate-owned stores segment revenue increased $10.9 million or 17.3% to $73.7 million from $62.8 million in the prior year period; and,
•	Equipment segment revenue increased $17.4 million or 24.7% to $87.6 million from $70.2 million.

System-wide same store sales increased 8.3%. By segment, franchisee-owned same store sales increased 8.8% and corporate-owned same store sales increased 2.2%.

Adjusted EBITDA (see “Non-GAAP Financial Measures”) increased $15.8 million or 22.4% to $86.0 million in the nine month period from $70.3 million in the prior year period. EBITDA by segment:

•

Franchise segment EBITDA increased $7.5 million or 19.0% to $46.8 million, including the negative impact of $3.9 million of non-recurring expenses related to a recent transition of the company’s point-of-sale billing and processing (POS) system;

•	Corporate-owned stores segment EBITDA increased $2.1 million or 8.9% to $26.3 million; and,
•	Equipment segment EBITDA increased $3.7 million or 24.5% to $18.9 million.

Net income decreased by $7.0 million or 30.3% to $16 million from $23.0 million in the prior year period. Pro forma adjusted net income (see “Non-GAAP Financial Measures”) increased 27.0% to $35.7 million, or $0.36 per diluted share, from $28.1 million, or $0.28 per diluted share, in the prior year period. Pro forma adjusted net income has been adjusted to exclude costs associated with the initial public offering of $13.4 million, reflect a normalized federal income tax rate of 40.3% as if we were a public company for the first nine months of 2015 and excludes other non-recurring costs.

Outlook

For the year ending December 31, 2015, the Company now expects:

•	Total revenue between $318 million and $321 million;
•	System-wide same store sales growth between 7.0% and 7.5%;
•	Between 192 and 197 new franchised stores and 3 new corporate stores; and,
•	Pro forma adjusted net income of $50.5 million to $51.5 million, or $0.51 to $0.52 per diluted share.

Presentation of Financial Measures

Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related transactions in order to carry on the business of Pla-Fit Holdings, LLC and its subsidiaries (“Pla-Fit Holdings”). As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company. The financial results in periods prior to the IPO and recapitalization transactions are of Pla-Fit Holdings, as the predecessor to Planet Fitness, Inc. for accounting and reporting purposes. Accordingly, these historical results do not purport to reflect what the results of operations of Planet Fitness, Inc. or Pla-Fit Holdings would have been had the IPO and related recapitalization transactions occurred prior to such periods.

The financial information presented in this release includes non-GAAP financial measures such as EBITDA, adjusted EBITDA, pro forma adjusted net income and pro forma adjusted net income per diluted share to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate adjusted EBITDA, pro forma adjusted net income and pro forma adjusted net income per diluted share. The Company’s presentation of adjusted EBITDA, pro forma adjusted net income, and pro forma net income per diluted share should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of adjusted EBITDA and pro forma adjusted net income to their nearest GAAP financial measure.

The non-GAAP financial measures used in our full-year outlook will differ from U.S. GAAP net income and net income per share in ways similar to those described in the reconciliations at the end of this press release.

Investor Conference Call

The Company will hold a conference call at 4:30 pm (ET) on November 12, 2015 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.

About Planet Fitness

Founded in 1992 in Dover, N.H., Planet Fitness (NYSE: PLNT) is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. With more than 1,000 locations in 47 states, the District of Columbia, Puerto Rico, and Canada, Planet Fitness’ mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness stores are owned and operated by independent business men and women. For more information, visit www.planetfitness.com.

Source: Planet Fitness Investor Relations

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contacts:

Julia Young, ICR

julia.young@icrinc.com

646-277-1280

McCall Gosselin, Planet Fitness

mccall.gosselin@pfhq.com

603-750-0001 x 199

Forward-Looking Statements

This news release contains certain statements, approximations, estimates and projections with respect to our anticipated future performance (“forward-looking statements”), especially those under the heading “Outlook.” Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, risks and uncertainties associated with competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain new members, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness, our corporate structure and tax receivable agreements, general economic conditions and the other factors described in the Company’s final prospectus relating to its initial public offering, which was filed with the Securities and Exchange Commission on August 6, 2015. Neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue:
Franchise	$16,148	$13,009	$51,806	$40,834
Commission income	3,646	2,771	11,624	9,873
Corporate-owned stores	25,153	22,692	73,674	62,823
Equipment	23,870	24,995	87,588	70,228
Total revenue	68,817	63,467	224,692	183,758
Operating costs and expenses:
Cost of revenue	18,858	20,163	70,104	57,837
Store operations	14,305	12,494	43,354	35,818
Selling, general and administrative	17,348	8,582	43,840	23,296
Depreciation and amortization	7,976	8,542	24,160	23,585
Other (gain) loss	(9)	(269)	(76)	1,024
Total operating costs and expenses	58,478	49,512	181,382	141,560
Income from operations	10,339	13,955	43,310	42,198
Other expense, net:
Interest expense, net	(6,556)	(5,097)	(17,872)	(16,705)
Other expense	(1,815)	(447)	(2,627)	(1,089)
Total other expense, net	(8,371)	(5,544)	(20,499)	(17,794)
Income before income taxes	1,968	8,411	22,811	24,404
Provision for income taxes	1,230	108	1,921	892
Net income	738	8,303	20,890	23,512
Less net income attributable to non-controlling interests	4,631	176	4,857	494
Net income attributable to Planet Fitness, Inc.	$(3,893)	$8,127	$16,033	$23,018

Net income (loss) per share of Class A common stock(1):
Basic	$0.05		$0.05
Diluted	$0.04		$0.04

Weighted-average shares of Class A common stock outstanding(1):
Basic	35,661		35,661
Diluted	98,710		98,710

(1)

Represents earnings per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the period from August 6, 2015 through September 30, 2015, the period following the recapitalization transactions and IPO.

Planet Fitness, Inc. and subsidiaries

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except per share amounts)

	September 30,	December 31,
Assets	2015	2014
Current assets:
Cash and cash equivalents	$28,461	$43,291
Accounts receivable, net of allowance for bad debts of $946
and $399 at September 30, 2015 and December 31, 2014, respectively	9,890	19,275
Due from related parties	4,708	1,141
Inventory	2,775	3,012
Restricted assets – NAF	5,018	-
Other current assets	8,949	8,599
Total current assets	59,801	75,318
Property and equipment, net	54,335	49,579
Intangible assets, net	278,986	295,162
Goodwill	176,981	176,981
Deferred income taxes	120,792	-
Other assets, net	10,248	12,236
Total assets	$701,143	$609,276
Liabilities and Equity
Current liabilities:
Current maturities of long-term debt	$5,100	$3,900
Accounts payable	14,695	26,738
Accrued expenses	8,358	8,494
Current maturities of obligations under capital leases	70	376
Equipment deposits	7,498	6,675
Restricted liabilities – NAF	5,018	-
Deferred revenue, current	12,362	14,549
Payable to related parties pursuant to tax benefit arrangements, current	3,022	-
Taxes payable	4,203	-
Other current liabilities	682	153
Total current liabilities	61,008	60,885
Long-term debt, net of current maturities	498,450	383,175
Obligations under capital leases, net of current portion	9	45
Deferred rent, net of current portion	4,373	3,012
Deferred revenue, net of current portion	12,033	9,330
Deferred tax liabilities – non current	-	606
Payable to related parties pursuant to tax benefit arrangements, net of current portion	138,989	-
Other liabilities	483	474
Total noncurrent liabilities	654,337	396,642
Equity:
Members’ equity	-	146,156
Class A common stock, $.0001 par value - 300,000 shares authorized, 36,598 shares issued and outstanding as of September 30, 2015	4	-
Class B common stock, $.0001 par value - 100,000 shares authorized, 62,112 shares issued and outstanding as of September 30, 2015	6	-
Accumulated other comprehensive income (loss)	(1,888)	(636)
Additional paid in capital	122	-
Accumulated deficit	(17,376)	-
Total stockholders' deficit attributable to Planet Fitness Inc./members' equity	(19,132)	145,520
Non-controlling interests	4,930	6,229
Total stockholders' deficit/members' equity	(14,202)	151,749
Total liabilities and stockholders' deficit/members' equity	$701,143	$609,276

Planet Fitness, Inc. and subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Nine months ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$20,890	$23,512
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,160	23,585
Amortization of deferred financing costs	1,070	1,006
Amortization of favorable leases and asset retirement obligations	380	251
Deferred tax (benefit) expense	(141)	2
Provision for bad debts	547	74
Gain on disposal of property and equipment	(76)	(269)
Unrealized gain on interest rate swaps	-	29
Loss on extinguishment of debt	-	4,697
Equity-based compensation	4,647	-
Changes in operating assets and liabilities, excluding effects of acquisitions:
State income taxes	969	(2,243)
Accounts receivable	8,830	4,187
Notes receivable and due from related parties	4,532	1,280
Inventory	237	471
Other assets and other current assets	(563)	(197)
Accounts payable and accrued expenses	(11,745)	(10,573)
Other liabilities and other current liabilities	57	(241)
Equipment deposits	823	3,782
Deferred revenue	626	(1,300)
Deferred rent	1,330	1,022
Net cash provided by operating activities	56,573	49,075
Cash flows from investing activities:
Additions to property and equipment	(13,830)	(7,667)
Acquisition of franchises	-	(38,638)
Proceeds from sale of property and equipment	76	274
Net cash used in investing activities	(13,754)	(46,031)

Cash flows from financing activities:
Proceeds from issuance of Class A common stock sold in initial public offering, net of underwriting discounts and commissions	156,946	-
Use of proceeds from issuance of Class A common stock to purchase Holdings Units	(156,946)	-
Proceeds from issuance of long-term debt	120,000	390,000
Principal payments on capital lease obligations	(343)	(997)
Repayment of long-term debt	(3,525)	(184,825)
Payment of deferred financing and other debt-related costs	(1,698)	(7,785)
Premiums paid for interest rate caps	(880)	(2,373)
Distributions to variable interest entities	-	(458)
Distributions to Continuing LLC Members	(171,101)	(193,981)
Net cash used in financing activities	(57,547)	(419)
Effects of exchange rate changes on cash and cash equivalents	(102)	4
Net (decrease) increase in cash and cash equivalents	(14,830)	2,629
Cash and cash equivalents, beginning of period	43,291	31,267
Cash and cash equivalents, end of period	$28,461	$33,896

Planet Fitness, Inc. and subsidiaries

Non-GAAP Financial Measures

(Unaudited)

(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, pro forma adjusted net income and pro forma adjusted net income per diluted share (collectively, the “non-GAAP” financial measures). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate adjusted EBITDA, pro forma adjusted net income and pro forma adjusted net income per diluted share. The Company’s presentation of adjusted EBITDA, pro forma adjusted net income, and pro forma adjusted net income per diluted share should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are supplemental measures of performance that do not represent and should not be considered as substitutes for net income or any other performance measures derived in accordance with GAAP. EBITDA and Adjusted EBITDA are used by management to measure the operating performance of the business adjusted for certain non-recurring items that management believe do not directly reflect the Company’s core operations. A reconciliation of EBITDA and Adjusted EBITDA to net income, the more directly comparable GAAP measure, is set forth below.

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Net income attributable to Planet Fitness, Inc.	$(3,893)	$8,127	$16,033	$23,018
Net income attributable to non-controlling interests	4,631	176	4,857	494
Net income	$738	$8,303	$20,890	$23,512
Interest expense, net(1)	6,556	5,097	17,872	16,705
Provision for income taxes	1,230	108	1,921	892
Depreciation and amortization	7,976	8,542	24,160	23,585
EBITDA	$16,500	$22,050	$64,843	$64,694
Purchase accounting adjustments(2)	443	446	1,157	2,330
Management fees(3)	1,384	269	1,937	874
IT system upgrade costs(4)	(116)	224	3,901	452
Transaction fees(5)	-	74	-	552
IPO-related costs(6)	2,166	443	7,238	619
IPO-related compensation expense(7)	6,155	-	6,155	-
Pre-openings costs(8)	-	166	793	691
Other(9)	-	59	-	59
Adjusted EBITDA	$26,532	$23,731	$86,024	$70,271

(1)	Includes $4.7 million of loss on extinguishment of debt in the nine months ended September 30, 2014.
(2)

Represents the impact of certain purchase accounting adjustments associated with the 2012 Acquisition of Pla-Fit Holdings, LLC on November 8, 2012 and the acquisition of eight franchisee-owned stores on March 31, 2014. These are primarily related to fair value adjustments to deferred revenue and deferred rent.

(3)

Represents management fees and expenses paid to a management company affiliated with TSG pursuant to a management services agreement that terminated in connection with the IPO, resulting in a $1 million termination fee in the three and nine months ended September 30, 2015.

(4)	Represents costs associated with certain IT system upgrades, primarily related to our point-of-sale systems.
(5)	Represents transaction fees and expenses primarily related to business acquisitions.
(6)	Represents legal, accounting and other costs incurred in preparation for the IPO.
(7)	Represents cash-based and equity-based compensation expense recorded in connection with the IPO.
(8)

Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(9)

Represents certain other charges that we do not believe reflect our underlying business performance.  In 2014, these charges were related to restoration and business interruption costs from the flood that occurred in our Bayshore, New York store in August 2014.

Pro Forma Adjusted Net Income and Pro Forma Adjusted Net Income per Diluted Share

As a result of the recapitalization transactions that occurred prior to our initial public offering, the operating agreement of Pla-Fit Holdings, LLC was amended and restated to, among other things, designate Planet Fitness, Inc. as the sole managing member of Pla-Fit Holdings, LLC. As sole managing member, Planet Fitness, Inc. exclusively operates and controls the business and affairs of Pla-Fit Holdings, LLC. As a result of the recapitalization transactions and the amended and restated Pla-Fit Holdings LLC Agreement, Planet Fitness, Inc. now consolidates Pla-Fit Holdings, LLC, and Pla-Fit Holdings, LLC is considered the predecessor to Planet Fitness, Inc. for accounting purposes. Our presentation of pro forma adjusted net income and pro forma adjusted net income per diluted share gives effect to the consolidation of Pla-Fit Holdings, LLC with Planet Fitness, Inc. resulting from the recapitalization transactions and the amended and restated Pla-Fit Holdings LLC Agreement as of January 1, 2014. In addition, pro forma adjusted net income assumes net income is all attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of the Planet Fitness, Inc., adjusted for certain non-recurring items that management believe do not directly reflect the Company’s core operations. Pro forma adjusted net income per diluted share is calculated by dividing pro forma adjusted net income by the total shares of Class A common stock outstanding as though the IPO had occurred and those shares were outstanding for all of each period presented and, assuming the full exchange of all outstanding Holdings Units and corresponding Class B common shares as of the beginning of each period presented.

Pro forma adjusted net income and pro forma adjusted net income per diluted share are supplemental measures of operating performance that do not represent and should not be considered alternatives to net income and net income per share, as determined by GAAP. We believe pro forma adjusted net income and pro forma adjusted net income per diluted share supplement GAAP measures and enables us to more effectively evaluate our performance period-over-period and relative to our competitors. A reconciliation of pro forma adjusted net income to net income, the most directly comparable GAAP measure, and the computation of pro forma adjusted net income per diluted share are set forth below.

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Net income attributable to Planet Fitness, Inc.	$(3,893)	$8,127	$16,033	$23,018
Net income attributable to non-controlling interests	4,631	176	4,857	494
Net income	$738	$8,303	$20,890	$23,512
Provision for income taxes, as reported	1,230	108	1,921	892
Purchase accounting adjustments(1)	443	446	1,157	2,330
Management fees(2)	1,384	269	1,937	874
IT system upgrade costs(3)	(116)	224	3,901	452
Transaction fees(4)	-	74	-	552
IPO-related costs(5)	2,166	443	7,238	619
IPO-related compensation expense(6)	6,155	-	6,155	-
Pre-openings costs(7)	-	166	793	691
Other(8)	-	59	-	59
Purchase accounting amortization(9)	5,257	6,092	15,797	17,102
Adjusted income before income taxes	$17,257	$16,184	$59,789	$47,083
Pro forma income taxes(10)	6,955	6,522	24,095	18,974
Pro forma adjusted net income	$10,302	$9,662	$35,694	$28,109

Pro forma adjusted net income per share, diluted	$0.10	$0.10	$0.36	$0.28

Pro forma shares outstanding(11)	98,710	98,710	98,710	98,710

(1)

Represents the impact of certain purchase accounting adjustments associated with the 2012 Acquisition of Pla-Fit Holdings, LLC on November 8, 2012 and the acquisition of eight franchisee-owned stores on March 31, 2014. These are primarily related to fair value adjustments to deferred revenue and deferred rent.

(2)

Represents management fees and expenses paid to a management company affiliated with TSG pursuant to a management services agreement that terminated in connection with the IPO, resulting in a $1 million termination fee in the three and nine months ended September 30, 2015.

(3)	Represents costs associated with certain IT system upgrades, primarily related to our point-of-sale systems.
(4)	Represents transaction fees and expenses primarily related to business acquisitions.
(5)	Represents legal, accounting and other costs incurred in preparation for the IPO.
(6)	Represents cash-based and equity-based compensation expense recorded in connection with the IPO.
(7)

Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(8)

Represents certain other charges that we do not believe reflect our underlying business performance.  In 2014, these charges were related to restoration and business interruption costs from the flood that occurred in our Bayshore, New York store in August 2014.

(9)

Represents the impact of the amortization of certain purchase accounting adjustments associated with the 2012 Acquisition of Pla-Fit Holdings, LLC on November 8, 2012 and the acquisition of eight franchisee-owned stores on March 31, 2014.

(10)

Represents corporate income taxes at assumed effective tax rate of 40.3% for the three months and nine months ended September 30, 2015 and September 30, 2014 applied to adjusted income before income taxes.

(11)	Assumes the full exchange of all outstanding Holdings Units and corresponding Class B common shares for shares of Class A common stock of Planet Fitness, Inc. for all periods presented.